EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Douglas B. Cannon
Senior Vice President & CFO
(214) 210-8842
Odyssey HealthCare Comments on Centers for Medicare & Medicaid Services Hospice Cap Calculation
     DALLAS, TEXAS (BUSINESS WIRE)—August 23, 2005)—Odyssey HealthCare, Inc. (Nasdaq: ODSY) On August 19, 2005 the Centers for Medicare and Medicaid Services (“CMS”) issued Transmittal 655 to update the hospice payment rates, hospice cap, hospice wage index and the hospice pricer for the 2006 Medicare fiscal year. In this Transmittal, CMS announced that the hospice per beneficiary cap amount for the Medicare cap year ending October 31, 2005 is $18,963.47, which is $672.20 less than the cap amount for the Medicare cap year ending October 31, 2004 of $19,635.67. We have been in communication with CMS regarding CMS’s calculation of the cap amount and are awaiting CMS’s response to data that we have submitted to correct what we believe is an error in CMS’s calculation. As additional information becomes available Odyssey HealthCare plans to provide an update, including any potential impact to the Company’s financial results.
CMS also announced in the Transmittal that it has determined that the hospice per beneficiary cap amount for the Medicare cap year ending October 31, 2004 was incorrectly computed and that additional instructions regarding this will be published in a separate transmittal.
CMS further announced, effective October 1, 2005, an increase of 3.7% in the Medicare hospice base payment rates over the current Medicare hospice base payment rates.
Headquartered in Dallas, Odyssey has 78 Medicare-certified hospice programs in 30 states. In terms of both average daily patient census and number of locations, the company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.
Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions, increases in inflation, adverse changes in the Medicare cap limits and increases in the company’s Medicare cap accrual, decline in patient census growth, challenges inherent in and potential changes in the company’s growth and expansion strategy, the ability to attract and retain healthcare professionals, the company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources, adverse changes in reimbursement levels under Medicare and Medicaid programs, adverse changes in the state and federal licensure and certification laws and regulations, adverse results of regulatory surveys, delays in licensure and/or certification, government and private party legal proceedings and investigations, adverse changes in the competitive environment in which the company operates, and the disclosures contained under the headings “Overview of Government Payments” and “Some Risks Related to Our Business” in “Item 1. Business” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” respectively, of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005, and in Odyssey’s most recent report on Form 10-Q and its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only of the date hereof. The company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.
CONTACT: Odyssey HealthCare, Inc., Dallas
Douglas B. Cannon, 214-210-8842
SOURCE: Odyssey HealthCare, Inc.